SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2024

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

The Company re-convened a Special Meeting of Stockholders (the “Special Meeting”) on October 16, 2024 (originally convened on September 17, 2024) and adjourned the Special Meeting without any business being conducted due to lack of the required quorum. The Company has determined to keep the polls open and reconvene the Special Meeting on November 12, 2024 at 8:30 a.m. Eastern Time to provide its stockholders additional time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission on August 1, 2024. No changes have been made to the proposals to be voted on by stockholders at the Special Meeting.

At the time the Special Meeting was adjourned, proxies had been submitted by stockholders representing approximately 28.6% of the shares of the Company’s common stock outstanding and entitled to vote. Proxies previously submitted in respect of the Special Meeting will be voted at the reconvened Special Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoVax Labs, Inc.

October 16, 2024	By:	/s/ Mark W. Reynolds
	Name:	Mark W. Reynolds
	Title:	Chief Financial Officer